POWER OF ATTORNEY WITH RESPECT TO FORMS 3, 4 and
 5 AND FORM 144
      The undersigned hereby constitutes and appoints each of Kimberly S. Cuccia and Kimberly V. Loies, signing singly, as the undersigned's true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
NiSource Inc., a Delaware corporation (the ?Corporation?),
Forms 3, 4, and 5 in accordance with Section?16(a) of
the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with Rule 144 under the
Securities Act of 1933;
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form?3, 4, 5
or 144 and timely file such Form with the United States
Securities and Exchange Commission, either manually or
through the use of EDGAR, the Electronic Data Gathering,
Analysis, and Retrieval system, and with any stock
exchange or similar authority; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
 interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
 attorney-in-fact on behalf of the undersigned pursuant
 to this Power of Attorney shall be in such form and
shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.
      The undersigned hereby grants to each such
      attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's
      substitute or substitutes, shall lawfully do or cause to
      be done by virtue of this Power of Attorney and
      the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply
      with Section?16 of the Securities Exchange Act
      of 1934 or Rule 144 under the Securities Act of 1933.
      This Power of Attorney revokes any previous powers of
	Attorney for the subject matter descriged above and shall remain in full force and effect until the undersigned is no longer required to file Forms?3, 4, 5 and 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused
      this Power of Attorney to be executed as of this
	1st day of July, 2022.
      /s/Melanie Berman